ESCROW AGREEMENT


      AGREEMENT made this 18th day of November, 2005 by and between Spongetch Delivery Systems, Inc., a Delaware Corporation with an address at The Empire State Building, 350 Fifth Avenue, Suite 2204, New York, New York 10118 (the "Issuer") and Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004. (The "Escrow Agent").

                              W I T N E S S E T H:

WHEREAS, the Issuer has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") covering a proposed public offering of its securities as described on the Information Sheet;

WHEREAS, the Issure proposes to offer the Securities, for sale to the public on a "best efforts, minimum 2,000,000 Units, 8,000,000 maximum Units" basis at the price per unit, as set forth on the Information Sheet;

WHEREAS the Issuer proposes to establish an Escrow Account (the "Escrow Account"), to which subscription monies which are received by the Escrow Agent from the Issuer in connection with such public offering are to be credited, and the Escrow Agent is willing to establish the Escrow Account and the terms are subject to the conditions hereinafter set forth; and

WHEREAS, the Escrow Agent has an agreement with JP Morgan Chase to establish a special Bank Account (the "Bank Account") into which the subscription monies, which are received by the Escrow Agent from the Issuer and credited to the Escrow Account, are to be deposited;

NOW, THEREFORE in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement and is incorporated by reference herein and made a pact hereof (the "Information Sheet").

2.    Establishment of the Bank Account.

2.1 The Escrow Agent shall establish a non-interest bank account at the branch of JP Morgan Chase selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the "Bank Account"). The purpose of the Bank Account is for (a) the deposit of all subscription monies (checks, or wire transfers) which are received by the Issuer from prospective purchasers of the Securities and are delivered by the Issuer to the Escrow Agent, (b) the holding of amounts of subscription monies which are collected through the banking system, and (c) the disbursement of collected funds, all as described herein.

2.2 On or before the date of the initial deposit in the Bank Account pursuant to this Agreement, "The Issuer shall notify the Escrow Agent in writing of the Effective Date of the Registration Statement (the "Effective Date"), and the Escrow Agent shall not be required to accept any amounts for credit to the Escrow Account or for deposit in the Bank Account prior to its receipt of such notification.

2.3 The Offering Period, which shall be deemed to commence on the Effective Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The Offering Period shall be extended by an Extension Period only if the Escrow Agent shall have received written notice thereof at least five (5) business days prior to the expiration of the offering Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the offering Period, shall consist of the number of calendar days or business days set forth on the Information Sheet. The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as hereinabove provided), is referred to herein as the "Termination Date". Except as provided in Section 4.3 hereof, after the Termination Date the Issuer shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.


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3.    Deposits to the Bank Account.

3.1 The Issuer shall promptly deliver to the Escrow Agent all monies which it receives from prospective purchasers of the Securities, which monies shall be in the form of checks or wire transfers, provided however that "Cashiers" checks and "Money Orders" must be in amounts greater than $10,000; Cashiers checks or Money Orders in amounts less than $10,000 shall be rejected by the Escrow Agent. Upon the Escrow Agent's receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to "CST&T Spongetech Delivery Systems Escrow Account." Any check payable other than to the Escrow Agent as required hereby shall be returned to the prospective purchaser, or if the Escrow Agent has insufficient information to do so, then to the Issuer (together with any Subscription Information, as defined below or other documents delivered therewith) by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.

3.2 Promptly after receiving subscription monies as described in Section 3.1, the Escrow Agent shall deposit the same into the Bank Account. Amounts of monies so deposited are hereinafter referred to as "Escrow Amounts". The Escrow Agent shall cause the Bank to process all Escrow Amounts for collection through the banking system. Simultaneously with each deposit to the Escrow Account, the Issuer shall inform the Escrow Agent in writing of the name, address, and the tax identification number of the purchaser, the amount of Securities subscribed for by such purchase, and the aggregate dollar amount of such subscription (collectively, the "Subscription Information").

3.3 The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Bank Account checks which are not accompanied by the appropriate Subscription Information, which at minimum shall include the name address, tax identification number and the number of shares/units. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.

3.4 The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective purchasers, whether by check or wire, except during the Escrow Agent's regular business hours.

3.5 Only those Escrow Amounts, which have been deposited in the Bank Account and which have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the "Fund".

3.6 If the proposed offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Article 4 hereof upon instructions in writing signed by the Issuer.

4.    Disbursement from the Bank Account.

4.1 Subject to Section 4.3 below, if by the close of regular banking hours on the Termination Date the Escrow Agent determines that the amount in the Fund is less than the Minimum Dollar Amount or the Minimum Securities Amount, as indicated by the Subscription information submitted to the Escrow Agent, then in either such case, the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing checks on the Bank Account for the amounts of such payments and transmitting them to the purchasers. In such event, the Escrow Agent shall promptly notify the Issuer of its distribution of the Fund.

4.2 Subject to Section 4.3 below, if at any time up to the close of regular banking hours on the Termination Date, the Escrow Agent determines that the amount in the Fund is at least equal to the Minimum Dollar Amount and represents the sale of not less than the Minimum Securities Amount, the Escrow Agent shall promptly notify the Issuer of such fact in writing. The Escrow Agent shall promptly disburse the Fund, by drawing checks on the Bank Account in accordance with instructions in writing signed by the Issuer as to the disbursement of the Fund, promptly after it receives such instructions.


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4.3   If the Escrow Agent has on hand at the close of business on the
Termination Date any uncollected amounts which when added to the Fund would raise the amount in the Fund to the Minimum Dollar Amount, and result in the Fund represent the sale of the Minimum Securities Amount, the Collection Period (consisting of the number of business days set forth on the Information Sheet) shall be utilized to allow such uncollected amounts to clear the banking system. During the Collection Period, the Issuer shall not deposit and the Escrow Agent shall not accept, any additional amounts; provided, however, that such amounts as were received by the the Issuer by the close of business on the Termination Date may be deposited with the Escrow Agent by noon of the next business day following the Termination Date. If, at the close of business on the last day of the Collection Period, an amount sufficient to raise the amount in the Fund to the Minimum Dollar Amount and which would result in the Fund representing the sale of the Minimum Securities Amount shall not have cleared the banking system, the Escrow Agent shall promptly notify the Issuer in writing of such fact and shall promptly return all amounts then in the Fund, and any amounts which thereafter clear the banking system to the prospective purchasers as provided in
Section 4.2 hereof.

4.4 Upon disbursement of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

5. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1 The Escrow Agent shall notify the Issuer, on a daily basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

5.2 The Escrow Agent shall not be responsible for the performance by the Issuer of its respective obligations under this Agreement.

5.3 The Escrow Agent shall not be required to accept from the Issuer any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by checks, or wire transfers meeting the requirements of Section 3.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Issuer except as to the amount of such payments; however, the Escrow Agent shall notify the Issuer within a reasonable time of any discrepancy between the amount set forth in any Subscription Information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

5.4 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Issuer any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.

5.5 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity or any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

5.6 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other, instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Fund (and any other Escrow Amounts that thereafter become part of the Fund) with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Fund with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

5.7 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be Liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.



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5.8   The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

6. Amendment; Resignation. This Agreement may be altered or amended only with the written consent of the Issuer and the Escrow Agent. The Escrow Agent may resign for any reason upon three (3) business days' written notice to the Issuer. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the Escrow Amounts or the Fund, but its only duty shall be to hold the Escrow Amounts until they clear the banking system and the Fund for a period of not more than five (5) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Issuer and such successor escrow agent, then the resigning Escrow Agent shall pay over to the successor escrow agent the Fund, less any portion thereof previously paid out in accordance with this Agreement; or (b) if the resigning Escrow Agent shall not have received written notice signed by the Issuer and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each prospective purchaser without interest thereon or deduction therefrom, and the resigning Escrow Agent shall promptly notify the Issuer in writing of its liquidation and distribution of the Fund; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.

7. Representations and Warranties. The Issuer hereby represent and warrant to the Escrow Agent that:

7.1 No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.

7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof.

7.3 The Subscription information submitted with each deposit shall, at the time of submission and at the time of disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the purchaser described therein for the amount of securities in such described as Subscription Information.

7.4 All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.

7.5 Reasonable controls have been established and required due diligence performed to comply with "Know Your Customer" regulations, USA Patriot Act, Office of the Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act.

8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Issuer agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees. Upon receipt of the Minimum Dollar Amount, the Escrow Agent shall have a lien upon the Fund to the extent of its fees for services as Escrow Agent.

9.    Indemnification and Contribution.

9.1 The Issuer (referred to as the "Indemnitor") agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the " Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.



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9.2   If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitor shall contribute such amount as is just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

9.3 The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

10. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

11. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Post Office, and addressed, if to the Issuer, at the address set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above, to the attention of the Trust Department.

12. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

13. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

Spongetech Delivery Systems, Inc.     CONTINENTAL STOCK TRANSFER & TRUST COMPANY


By: /s/ Micheal L. Metter             By: /s/ Frank A. DiPaolo
    ------------------------------        --------------------------------
    Micheal L. Metter                     Frank A. DiPaolo, CFO
    President and Chief Executive
    Officer



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                                    EXHIBIT A

                       ESCROW AGREEMENT INFORMATION SHEET

1.    The Issuer
      Name: Spongetech Delivery Systems, Inc.

      Address: The Empire State Building, 350 Fifth Avenue, Suite 2204, New York, NY 10118
      Tax ID#: 54-2077231

2.    The Securities
      Description of the Securities to be offered: A minimum 2,000,000 Units, maximum 8,000,000 Units, at an offering price of $.25 per unit. Each unit consists of one share of common stock of Spongetech Delivery Systems, Inc. and one redeemable class A warrant.


4.    Minimum Amounts and Conditions Required for Disbursement of the Escrow
      Account
      Aggregate dollar amount which must be collected before the Escrow Account may be disbursed to the Issuer: $500,000.

5.    Plan of Distribution of the Securities
      Initial Offering Period: _______________________( a date that is 90 days after the effectiveness of the Registration Statement filed by Spongetech Delivery Systems, Inc.) Extension Period, if any: Additional 90 day period after the expiration of the Initial Offering Period.

6.    Title of Escrow Account
      "CST&T AAF Spongetech Deliver Systems, Inc."

7.    Escrow Agent Fees and Charges
      $2,500 payble at the first Closing. In addition, the Escrow Agent shall be paid a fee of $500.00 for each additional closing. Should the Escrow Agent continue for more than one year, the Escrow Agent shall receive a fee of $300.00 per month, payable in advance, on the first business day of the month.

      Distribution charges:
      $10.00 per check
      $25.00 per wire
      $50.00 per check returned (NSF) check
      $50.00 lost check replacement fee

8.    Collection Period Five business days.

9.    Amendent Fee
      If this Agreement is amended, a fee of $500 will be assesed, payable upon execution of the Amendement.


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